UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 9, 2009
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(c)           On September 9, 2009, the Company announced the appointment of Mr. W. Rufus Estis as Vice President and Controller for the Company effective September 14, 2009.

Mr. Estis, age 58, has not previously held any position with the Company. There was no arrangement or understanding between him and any other person pursuant to which he was to be selected as an officer, and Mr. Estis has no family relationship with any officer or director of the Company. Prior to joining the Company, Mr. Estis has served as co-owner and general partner of The Big Mamou, LLC, a restaurant in Houston, Texas, from 2008 to present. Prior to opening his restaurant, Mr. Estis served as Vice President and Chief Financial Officer of Maritech Resources, Inc, an independent oil and gas company located in Houston, Texas from 2005 to 2008. Prior to joining Maritech Resources, Inc, in 2005 he served as Vice President, Finance and Chief Financial Officer of Petrokazakhstan, an integrated oil company in Almaty, Republic of Kazakhstan. Mr. Estis served from 2003 to 2005 as Chief Financial and Administrative Officer of Atlantis Holding Norway AS, an oil and gas company in Dubai, United Arab Emirates. Mr. Estis is a Certified Public Accountant with a Bachelor of Science degree in Accounting and a Master of Business Administration degree in Finance, and brings solid accounting management experience to the Company. The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The offer letter relating to his appointment provides for a base salary of $200,000 and an annual bonus targeted at 50% of his base compensation, subject to his and the Company’s performance.  In addition, Mr. Estis will receive equity grants under the Company’s 2005 Long-Term Incentive Plan consisting of (i) 10,300 shares of restricted stock, the restrictions on which will be lifted as to 25% on the first anniversary of the date of grant, 25% on the second anniversary and the remaining 50% on the third anniversary, if he remains continuously employed until those dates; (ii) 11,150 stock options, granted at the fair market value on the date of grant, with vesting to occur as to 25% on the first anniversary of the date of grant, 25% on the second anniversary and the remaining 50% on the third anniversary, if he remains continuously employed until those dates; and (iii) 5,150 performance share units, with vesting from 0% to 200% of these units to be considered by the Company’s Board of Directors as of December 31, 2011, based on achievement of established goals.  It is also anticipated that Mr. Estis will be covered under the Company’s Executive Employee Change-in-Control Plan and the Company’s Executive Employee Severance Plan.

Mr. Estis will replace Denise DuBard, who tendered her resignation on September 2, 2009, as previously disclosed.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2009	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski

Michael J. Rosinski
Executive Vice President & Chief Financial Officer